Shareholder Meetings
Special Meeting of Shareholders. The shareholders of each Portfolio voted on the following proposal, which was approved at a special shareholders meeting on September 7, 2007 for shareholders of record as of June 25, 2007. This proposal was part of the reorganization of the Fund?s Board of Trustees to take effect on or about November 1, 2007. A description of the proposal and number of shares voted were as follows:

To elect the Funds Board of Trustees
   Capital Appreciation            Mid-Cap Value Equity
    Votes For        Votes Withheld        Votes For        Votes Withheld
David O. Beim    6,491,957        341,741        45,634,231
185,151
Richard S. Davis    6,491,957        341,741        45,639,256
180,126
Ronald W. Forbes    6,491,957        341,741        45,635,018
184,364
Henry Gabbay    6,492,659        341,040        45,641,979
177,403
Dr. Matina Horner    6,486,379        347,319        45,630,831
188,551
Rodney D. Johnson    6,491,957        341,741        45,634,151
185,231
Herbert I. London    6,492,659        341,040        45,634,697
184,685
Cynthia A. Montgomery    6,486,379        347,319
45,634,130        185,252
Joseph P. Platt Jr.    6,491,957        341,741        45,641,772
177,609
Robert C. Robb, Jr.    6,491,957        341,741        45,640,749
178,633
Toby Rosenblatt    6,487,416        346,283        45,635,682
183,700
Kenneth L. Urish    6,491,957        341,741        45,639,826
179,555
Frederick W. Winter    6,486,806        346,892        45,640,043
179,338

   Mid-Cap Growth Equity            Aurora
To elect the Fund?s Board of Trustees    Votes For        Votes
Withheld        Votes For        Votes Withheld
David O. Beim    11,275,316        123,857       32,077,427
651,197
Richard S. Davis    11,270,355        128,818       32,077,827
650,797
Ronald W. Forbes    11,269,437        129,736       32,079,893
648,731
Henry Gabbay    11,271,032        128,141       32,077,250
651,374
Dr. Matina Horner    11,274,358        124,815       32,081,870
646,754
Rodney D. Johnson    11,272,000        127,173       32,078,596
650,028
Herbert I. London    11,271,948        127,226       32,078,596
650,028
Cynthia A. Montgomery    11,270,272        128,901
32,080,542      648,082
Joseph P. Platt Jr.    11,273,266        125,907       32,080,779
647,845
Robert C. Robb, Jr.    11,273,910        125,263       32,081,106
647,518
Toby Rosenblatt    11,269,047        130,127       32,079,901
648,723
Kenneth L. Urish    11,273,219        125,954       32,080,425
648,199
Frederick W. Winter    11,273,271        125,903       32,078,919
649,705

   Small/Mid-Cap Growth            Small Cap Value Equity
To elect the Fund?s Board of Trustees    Votes For        Votes
Withheld        Votes For        Votes Withheld
David O. Beim    6,513,024        11,051        5,467,326
630
Richard S. Davis    6,510,681        13,394        5,467,326
630
Ronald W. Forbes    6,512,339        11,735        5,467,326
630
Henry Gabbay    6,510,681        13,394        5,464,781
3,175
Dr. Matina Horner    6,512,415        11,660        5,467,326
630
Rodney D. Johnson    6,513,024        11,051        5,467,326
630
Herbert I. London    6,512,415        11,660        5,467,326
630
Cynthia A. Montgomery    6,513,024        11,051        5,467,326
630
Joseph P. Platt Jr.    6,512,415        11,660        5,467,326
630
Robert C. Robb, Jr.    6,512,415        11,660        5,467,326
630
Toby Rosenblatt    6,511,731        12,344        5,467,326
630
Kenneth L. Urish    6,513,024        11,051        5,467,326
630
Frederick W. Winter    6,512,415        11,660        5,467,326
630

   Small Cap Core Equity            Small Cap Growth Equity
To elect the Fund?s Board of Trustees    Votes For        Votes
Withheld        Votes For        Votes Withheld
David O. Beim    3,517,489        42,014        21,878,128
157,389
Richard S. Davis    3,517,489        42,014        21,877,873
157,644
Ronald W. Forbes    3,517,489        42,014        21,877,778
157,739
Henry Gabbay    3,507,636        51,867        21,877,925
157,592
Dr. Matina Horner    3,507,336        52,167        21,877,799
157,718
Rodney D. Johnson    3,507,636        51,867        21,878,128
157,389
Herbert I. London    3,517,489        42,014        21,878,128
157,389
Cynthia A. Montgomery    3,517,189        42,314        21,877,824
157,693
Joseph P. Platt Jr.    3,507,636        51,867        21,878,128
157,389
Robert C. Robb, Jr.    3,507,636        51,867        21,878,128
157,389
Toby Rosenblatt    3,517,489        42,014        21,878,128
157,389
Kenneth L. Urish    3,507,636        51,867        21,878,128
157,389
Frederick W. Winter    3,507,636        51,867        21,878,128
157,389

    Global Science & Technology Opportunites             Global
Resources
To elect the Fund?s Board of Trustees    Votes For        Votes
Withheld        Votes For        Votes Withheld
David O. Beim    2,522,153        34        8,862,658
65,226
Richard S. Davis    2,522,153        34        8,862,909
64,975
Ronald W. Forbes    2,522,187        -          8,862,297
65,587
Henry Gabbay    2,522,153        34        8,860,398        67,487
Dr. Matina Horner    2,522,153        34        8,852,127
75,758
Rodney D. Johnson    2,522,153        34        8,855,853
72,031
Herbert I. London    2,522,187        -          8,856,003
71,882
Cynthia A. Montgomery    2,522,153        34        8,857,663
70,222
Joseph P. Platt Jr.    2,522,153        34        8,857,053
70,832
Robert C. Robb, Jr.    2,522,153        34        8,856,208
71,676
Toby Rosenblatt    2,522,153        34        8,861,495
66,389
Kenneth L. Urish    2,522,153        34        8,862,339
65,546
Frederick W. Winter    2,522,153        34        8,862,207
65,677

   All-Cap Global Resources            Health Sciences
Opportunities
To elect the Fund?s Board of Trustees    Votes For        Votes
Withheld        Votes For        Votes Withheld
David O. Beim    35,670,669        89,344        37,354,721
247,238
Richard S. Davis    35,672,925        87,088        37,311,345
290,614
Ronald W. Forbes    35,659,464        100,549        37,352,264
249,695
Henry Gabbay    35,671,924        88,089        37,308,245
293,714
Dr. Matina Horner    35,661,071        98,942        37,353,034
248,925
Rodney D. Johnson    35,669,766        90,247        37,356,536
245,423
Herbert I. London    35,670,664        89,350        37,355,832
246,127
Cynthia A. Montgomery    35,661,600        98,413
37,354,553        247,406
Joseph P. Platt Jr.    35,671,200        88,813        37,352,488
249,471
Robert C. Robb, Jr.    35,670,566        89,448        37,350,902
251,057
Toby Rosenblatt    35,669,604        90,409        37,351,012
250,947
Kenneth L. Urish    35,670,341        89,672        37,356,130
245,829
Frederick W. Winter    35,671,568        88,445        37,357,202
244,757

   U.S. Opportunities            Global Opportunities
To elect the Fund?s Board of Trustees    Votes For        Votes
Withheld        Votes For        Votes Withheld
David O. Beim    11,741,695        42,480        5,755,988
488
Richard S. Davis    11,742,754        41,421        5,755,988
488
Ronald W. Forbes    11,742,819        41,356        5,755,988
488
Henry Gabbay    11,742,790        41,385        5,755,988
488
Dr. Matina Horner    11,740,845        43,329        5,755,988
488
Rodney D. Johnson    11,741,147        43,027        5,755,988
488
Herbert I. London    11,740,573        43,602        5,755,988
488
Cynthia A. Montgomery    11,742,771        41,403        5,756,476
-
Joseph P. Platt Jr.    11,741,073        43,102        5,755,988
488
Robert C. Robb, Jr.    11,741,375        42,800        5,755,988
488
Toby Rosenblatt    11,742,382        41,793        5,755,988
488
Kenneth L. Urish    11,742,298        41,877        5,755,988
488
Frederick W. Winter    11,742,142        42,033        5,755,988
488

   International Opportunities             Asset Allocation
To elect the Fund?s Board of Trustees    Votes For        Votes
Withheld        Votes For        Votes Withheld
David O. Beim    25,283,072        123,303        20,996,187
69,810
Richard S. Davis    25,283,679        122,696        21,003,395
62,602
Ronald W. Forbes    25,244,231        162,144        21,007,316
58,681
Henry Gabbay    25,283,863        122,512        21,002,060
63,936
Dr. Matina Horner    25,281,536        124,839        21,001,828
64,169
Rodney D. Johnson    25,281,784        124,591        21,006,520
59,477
Herbert I. London    25,283,115        123,260        21,006,320
59,677
Cynthia A. Montgomery    25,282,065        124,310
21,006,724        59,272
Joseph P. Platt Jr.    25,281,269        125,106        21,006,874
59,123
Robert C. Robb, Jr.    25,281,216        125,159        21,006,520
59,477
Toby Rosenblatt    25,280,627        125,748        20,987,233
78,763
Kenneth L. Urish    25,242,704        163,671        21,007,010
58,986
Frederick W. Winter    25,281,513        124,862        21,007,164
58,833

   Exchange            Index Equity
To elect the Fund?s Board of Trustees    Votes For        Votes
Withheld        Votes For        Votes Withheld
David O. Beim   168,474      253      26,811,176      57,152
Richard S. Davis   168,474      253      26,812,733      55,595
Ronald W. Forbes   168,474      253      26,811,176      57,152
Henry Gabbay   168,474      253      26,812,517      55,811
Dr. Matina Horner   168,474      253      26,809,759      58,569
Rodney D. Johnson   168,474      253      26,812,637      55,691
Herbert I. London   168,474      253      26,811,138      57,189
Cynthia A. Montgomery   168,474      253      26,811,353
56,975
Joseph P. Platt Jr.   168,474      253      26,812,529      55,799
Robert C. Robb, Jr.   168,474      253      26,812,733      55,595
Toby Rosenblatt   168,474      253      26,811,229      57,099
Kenneth L. Urish   162,448      6,280      26,812,546      55,782
Frederick W. Winter   168,474      253      26,812,929      55,399

    Money Market              U.S. Treasury Money Market
    Votes For        Votes Withheld        Votes For        Votes
Withheld
David O. Beim    790,416,560        1,532,785        141,397,629
-
Richard S. Davis    790,413,756        1,535,590
141,397,629        -
Ronald W. Forbes    790,416,562        1,532,783
141,397,629        -
Henry Gabbay    790,416,677        1,532,668        141,397,629
-
Dr. Matina Horner    790,416,677        1,532,668
141,397,629        -
Rodney D. Johnson    790,427,430        1,521,916
141,397,629        -
Herbert I. London    790,429,354        1,519,991
141,397,629        -
Cynthia A. Montgomery    790,429,469        1,519,876
141,397,629        -
Joseph P. Platt Jr.    790,429,354        1,519,991
141,397,629        -
Robert C. Robb, Jr.    790,429,354        1,519,991
141,397,629        -
Toby Rosenblatt    790,429,306        1,520,040        141,397,629
-
Kenneth L. Urish    790,429,354        1,519,991
141,397,629        -
Frederick W. Winter    790,429,354        1,519,991
141,397,629        -

    Municipal Money Market              New Jersey Municipal Money
Market
    Votes For        Votes Withheld        Votes For        Votes
Withheld
David O. Beim    108,279,308        -        73,290,020
10,470
Richard S. Davis    108,279,308        -        73,290,020
10,470
Ronald W. Forbes    108,279,308        -        73,290,020
10,470
Henry Gabbay    108,279,308        -        73,290,020
10,470
Dr. Matina Horner    108,279,308        -        73,290,020
10,470
Rodney D. Johnson    108,279,308        -        73,290,020
10,470
Herbert I. London    108,279,308        -        73,290,020
10,470
Cynthia A. Montgomery    108,279,308        -        73,290,020
10,470
Joseph P. Platt Jr.    108,279,308        -        73,290,020
10,470
Robert C. Robb, Jr.    108,279,308        -        73,290,020
10,470
Toby Rosenblatt    108,279,308        -        73,290,020
10,470
Kenneth L. Urish    108,279,308        -        73,290,020
10,470
Frederick W. Winter    108,279,308        -        73,290,020
10,470

    North Carolina Municipal Money Market              Ohio
Municipal Money Market
    Votes For        Votes Withheld        Votes For        Votes
Withheld
David O. Beim    14,952,389        -        103,914,024        -
Richard S. Davis    14,952,389        -        103,914,024
-
Ronald W. Forbes    14,952,389        -        103,914,024
-
Henry Gabbay    14,952,389        -        103,914,024        -
Dr. Matina Horner    14,952,389        -        103,914,024
-
Rodney D. Johnson    14,952,389        -        103,914,024
-
Herbert I. London    14,952,389        -        103,914,024
-
Cynthia A. Montgomery    14,952,389        -        103,914,024
-
Joseph P. Platt Jr.    14,952,389        -        103,914,024
-
Robert C. Robb, Jr.    14,952,389        -        103,914,024
-
Toby Rosenblatt    14,952,389        -        103,914,024        -
Kenneth L. Urish    14,952,389        -        103,914,024
-
Frederick W. Winter    14,952,389        -        103,914,024
-

    Pennsylvania Municipal Money Market              Virginia
Municipal Money Market
    Votes For        Votes Withheld        Votes For        Votes
Withheld
David O. Beim    483,275,251        -        19,049,686        -
Richard S. Davis    483,275,251        -        19,049,686
-
Ronald W. Forbes    483,275,251        -        19,049,686
-
Henry Gabbay    483,275,251        -        19,049,686        -
Dr. Matina Horner    483,275,251        -        19,049,686
-
Rodney D. Johnson    483,275,251        -        19,049,686
-
Herbert I. London    483,275,251        -        19,049,686
-
Cynthia A. Montgomery    483,275,251        -        19,049,686
-
Joseph P. Platt Jr.    483,275,251        -        19,049,686
-
Robert C. Robb, Jr.    483,275,251        -        19,049,686
-
Toby Rosenblatt    483,275,251        -        19,049,686        -
Kenneth L. Urish    483,275,251        -        19,049,686
-
Frederick W. Winter    483,275,251        -        19,049,686
-